UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: August 29, 2007
(Date of earliest event reported)
CA, Inc.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

1-9247	13-2857434

(Commission File Number)	(IRS Employer Identification No.)

One CA Plaza Islandia, New York	11749

(Address of Principal Executive Offices)	(Zip Code)
(631) 342-6000
(Registrant’s Telephone Number, Including Area Code)
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 1.02 Termination of a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     On August 29, 2007, CA, Inc. (the “Company”), as a borrower, entered into an unsecured revolving credit facility with a committed capacity of $1.0 billion (including a letter of credit sub-facility) (the “Credit Agreement”), among the Company, the banks party thereto, Citibank, N.A. (“Citibank”), as paying agent (the “Agent”), Citibank, Bank of America, N.A., JP Morgan Chase Bank, N.A., and Deutsche Bank AG New York Branch, as co-administrative agents, and Citigroup Global Markets, Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., and Deutsche Bank Securities Inc., as joint lead arrangers and joint bookrunners. The Credit Agreement comprises commitments from 19 financial institutions. The Credit Agreement expires August 29, 2012, at which time any outstanding amounts under the Credit Agreement will be due and payable. The Credit Agreement replaces an existing $1.0 billion revolving credit facility that was due to expire on December 2, 2008; that credit facility was terminated effective August 29, 2007, at which time outstanding borrowings of $750 million were repaid and simultaneously re-borrowed under the Credit Agreement. Upon the approval of the Company’s Board of Directors or a duly authorized committee, the Company may, at its option and subject to customary conditions, request an increase in the aggregate commitment by up to $500 million.
     Borrowings under the Credit Agreement will bear interest at a rate dependent on the Company’s credit ratings and, at the Company’s option, will be calculated according to a base rate or a Eurocurrency rate, as the case may be, plus an applicable margin and utilization fee. The Company must pay interest at the end of each interest period, unless an interest period is greater than three months, in which case interest must be paid every three months. The applicable margin for a base rate borrowing is 0.0% and, depending on the Company’s credit rating, the applicable margin for a Eurocurrency borrowing ranges from 0.27% to 0.875%. Also depending on the Company’s credit rating at the time of the borrowing, the utilization fee can range from 0.10% to 0.25%, for borrowings over 50% of the total commitment. At the Company’s current credit ratings, the applicable margin is 0% for a base rate borrowing and

0.60% for a Eurocurrency borrowing, and the utilization fee is 0.125%. In addition, the Company must pay facility commitment fees quarterly at rates dependent on the Company’s credit ratings. Depending on the Company’s credit rating, the facility commitment fees can range from 0.08% to 0.375% of the final allocated amount of each Lender’s full revolving credit commitment (without taking into account any outstanding borrowings under such commitments). Based on the Company’s current credit ratings, the facility commitment fee is 0.15% of the $1 billion committed amount.
     The Credit Agreement contains customary covenants for transactions of this type, including two financial covenants: (i) for the 12 months ending each quarter-end, the ratio of consolidated debt for borrowed money to consolidated cash flow, each as defined in the Credit Agreement, must not exceed 4.00 to 1.00; and (ii) for the 12 months ending each quarter-end, the ratio of consolidated cash flow to the sum of interest payable on, and amortization of debt discount in respect of, all consolidated debt for borrowed money, as defined in the Credit Agreement, must not be less than 5.00 to 1.00. In addition, as a condition precedent to each borrowing made under the Credit Agreement, as of the date of such borrowing, (i) no event of default shall have occurred and be continuing and (ii) the Company is to reaffirm that the representations and warranties it made in the Credit Agreement (other than the representation with respect to material adverse changes, but including the representation regarding the absence of certain material litigation) are correct.
     The Credit Agreement provides for customary events of default, including failure to pay any principal or interest when due, failure to comply with covenants, any representation made by the Company proving to be incorrect, defaults relating to other indebtedness of at least $50,000,000 in the aggregate, including defaults causing acceleration of other indebtedness (provided that with respect to any alleged default with respect to the Company’s 5.625% Senior Notes due 2014, no event of default shall occur until a final, non-appealable judgment compelling acceleration is entered), certain insolvency and receivership events affecting the Company or its subsidiaries, judgments in excess of $50,000,000 in the aggregate being rendered against the Company or its subsidiaries, the acquisition of 20% or more by any person or group of any outstanding class of capital stock having ordinary voting power in the election of directors of the Company, and the incurrence of certain ERISA liabilities in excess of $50,000,000 in the aggregate. In the event of a default by the Company, the Agent may, and at the direction of the requisite number of Lenders will, terminate the Lenders’ commitments to make loans under the Credit Agreement, declare the obligations under the Credit Agreement immediately due and payable and enforce any and all rights of the Lenders or Agent under the Credit Agreement and related documents. For certain events of default related to insolvency and receivership, the commitments of the Lenders are automatically terminated and all outstanding obligations become immediately due and payable.
     Certain of the lenders, agents and other parties to the Credit Agreement, and their affiliates, have in the past provided, and may in the future provide, investment banking, underwriting, lending, commercial banking and other advisory services to the company and its subsidiaries. Such lenders, agents and other parties have received, and may in the future receive, customary compensation from the Company and its subsidiaries for such services. Among other things, certain of the lenders, agents and other parties to the Credit Agreement, and their affiliates, acted as initial purchasers in the Company’s 2004 offering of debt securities pursuant to Rule 144A under the Securities Act of 1933, as described in the Company’s Form 8-K, dated November 15, 2004.
     The foregoing description of the Credit Agreement and related matters is qualified in its entirety by reference to the Credit Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.
     A copy of the press release announcing the closing of the Credit Agreement is attached as Exhibit 99.1 hereto and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits

Exhibit No.	Description
10.1	Credit Agreement dated August 29, 2007.
99.1	Press Release dated September 4, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CA, INC.
Date: September 4, 2007	By:	/s/ Amy Fliegelman Olli
Amy Fliegelman Olli
Executive Vice President, General Counsel